Van Kampen Emerging Markets Fund
                          Item 77(O) 10F-3 Transactions
                        July 1, 2004 - December 31, 2004



Securi  Purch   Size   Offeri  Total   Amount    % of    % of
  ty     ase/    of      ng    Amount    of     Offeri  Funds   Broker  Purcha
Purcha  Trade  Offeri  Price     of    Shares     ng    Total     s       sed
  sed    Date    ng      of   Offerin  Purcha   Purcha  Assets           From
                       Shares    g       sed      sed
                                         By       By
                                        Fund     Fund
 Thai   10/14    -     $0.78  $1,017,  100,40    0.01%  0.03%   JPMorg  Merril
  Oil    /04                  679,564     0                      an,       l
Public                                                          Merril   Lynch
Compan                                                            l     Intern
   y                                                            Lynch   ationa
Limite                                                          Intern     l
   d                                                            ationa
                                                                l, ABN
                                                                 AMRO
                                                                Rothsc
                                                                hild,
                                                                Morgan
                                                                Stanle
                                                                  y